UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2013

American Water Works Company, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34028

Delaware	51-0063696
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1025 Laurel Oak Road

Voorhees, NJ 08043

(Address of principal executive offices, including zip code)

(856) 346-8200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

Results of 2013 Annual Meeting of Stockholders

The Annual Meeting of the Stockholders of American Water Works Company, Inc. (the “Company”) was held on May 13, 2013, at The Mansion, located at 3000 Main Street, in Voorhees, New Jersey, pursuant to the Notice sent on or about March 28, 2013, to all stockholders of record at the close of business on March 18, 2013.

At the meeting, the holders of 155,002,855, or 87 percent of the Company’s common stock were represented in person or by proxy constituting a quorum. At the meeting:

(1)	the following nominees were elected as directors of the Company for a term expiring at the 2014 Annual Meeting and received the votes set forth adjacent to their names below:

Name of Nominee	For	Against	Abstain	Broker Non-Votes
Stephen P. Adik	131,666,444	211,569	109,714	23,015,128
Martha Clark Goss	131,697,844	190,039	99,844	23,015,128
Julie A. Dobson	129,415,089	2,461,070	111,568	23,015,128
Paul J. Evanson	131,627,773	237,178	122,776	23,015,128
Richard R. Grigg	131,693,905	183,977	109,845	23,015,128
Julia L. Johnson	129,402,889	2,475,938	108,900	23,015,128
George MacKenzie	131,679,519	202,140	106,068	23,015,128
William J. Marrazzo	131,644,267	240,053	103,407	23,015,128
Jeffry E. Sterba	131,695,494	188,887	103,346	23,015,128

(2)	the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified by the following vote:

For	Against	Abstain
153,690,967	1,148,452	163,436

(3)	the advisory vote on executive compensation was approved by the following vote:

For	Against	Abstain	Broker Non-Votes
128,992,894	1,886,193	1,108,640	23,015,128

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2013	By:	/s/ Kellye L. Walker
Kellye L. Walker
Chief Administrative Officer, General Counsel and Secretary